EXHIBIT 10.2
Federal Signal Corporation
Second Amendment and Waiver to the Second Amended and Restated
Credit Agreement
     This Second Amendment and Waiver to the Second Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of March 27, 2008, among Federal Signal Corporation, a Delaware corporation (the “Borrower”), the Banks party hereto and Bank of Montreal, as Agent for the Banks.
Preliminary Statements
     A. The Borrower, the Banks, the Guarantors and the Agent entered into a certain Second Amended and Restated Credit Agreement, dated as of April 25, 2007 (the Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
     B. The Borrower has requested that the Required Banks amend certain provisions of the Credit Agreement and waive the requirements of Sections 8.22 and 9.1(k) of the Credit Agreement, and the Required Banks are willing to do so under the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendments.
     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
     1.1. The definitions of the term “Consolidated Net Worth” and “EBIT” contained in Section 5.1 of the Credit Agreement shall be amended to read as follows:
     “Consolidated Net Worth” means, for any period, the sum of all equity and retained earnings of Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis, but without deducting therefrom (a) any non-cash charges or including therein any non-cash gains resulting from the impact of SFAS No. 87 (Employers’ Accounting for Pensions), or (b) non-cash charges in an aggregate amount not to exceed $200,000,000 relating to the sale, revaluation, closure or disposition of assets, provided that such charges are non-cash charges in the period in which taken and in all future periods, in each case notwithstanding the GAAP treatment of any such charges or gains.
     “EBIT” means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for (w) Interest Expense, (x) federal, state and local income tax expense, (y) cash charges relating to the restructuring, closure, sale or consolidation of existing operational facilities in an aggregate amount not to exceed $15,000,000, and (z) non-cash charges in an aggregate amount not to exceed $200,000,000 relating to the sale, revaluation, closure or disposition of assets, provided that such charges are non-cash charges in the period in which taken and in all future periods.
     1.2. Section 8.15 of the Credit Agreement shall be amended by replacing the phrase “.55 to 1.0” with the phrase “.50 to 1.0”.
     1.3. Section 8.16 of the Credit Agreement shall be amended to read as follows:
     Section 8.16. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower ending on each date specified below, maintain an Interest Coverage Ratio not less than set forth below opposite such date:

Interest Coverage Ratio
Fiscal Quarter Ending On	Shall Not Be Less Than:
March 31, 2008	2.00 to 1
June 30, 2008	2.00 to 1
September 30, 2008	2.25 to 1
December 31, 2008	2.75 to 1
Each fiscal quarter ending thereafter	3.00 to 1
     1.4. Effective upon the sale or other disposition of Financial Services Assets having an aggregate fair market value in excess of $75,000,000 in one or more arm’s-length transactions with unaffiliated third parties, Section 8.20 of the Credit Agreement shall be amended by replacing the percentage “60%” appearing therein with the percentage “50%”.
Section 2. Waiver.
     2.1. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Required Banks hereby waive (x) the requirements of Section 8.22 of the Credit Agreement in connection with any sale of any issued and outstanding Stock of any of the BA Lease Financing Borrowers, and (y) any Event of Default under Section 9. l(k) of the Credit Agreement resulting from any sale of any issued and outstanding Stock of any of the BA Lease Financing Borrowers, provided that (a) such sale is for fair market value in an arm’s-length transaction with unaffiliated third parties, (b) the Borrower shall not amend any of the documents relating to the BA Lease Financing in a manner that would increase the Recourse Obligations (as defined in the BA Lease Financing Loan Agreement), and (c) after giving effect to such sale and as a result of such sale the Borrower and the Guarantors shall have no Recourse Obligations relating to the BA Lease Financing.

     2.2. The limited waiver set forth herein does not constitute, nor should it be construed as, a continuing or prospective waiver of any other rights or obligations of any Person under any Loan Document and does not preclude any exercise or further exercise of any other right, power, or privilege under any Loan Document or applicable law. Except as expressly provided for herein, the foregoing waiver is not intended to and does not constitute any modification or amendment of or supplement to the Credit Agreement or any Loan Document or any of the terms and conditions thereof.
Section 3. Conditions Precedent.
     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
     3.1. The Borrower, the Guarantors, the Required Banks and the Swing Line Lender shall have executed and delivered this Amendment.
Section 4. Representations.
     In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that the representations contained in the first three sentences of Section 6.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks), and (b) the Borrower and its Subsidiaries are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
Section 5. Miscellaneous.
     5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
     5.2. Each Guarantor hereby consents to the above Amendment to the Credit Agreement, confirms that all of its obligations as a Guarantor thereunder remain in full force and effect, and agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.
     5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[Signature Page to Follow]

     This Second Amendment to Second Amended and Restated Credit Agreement and Waiver is entered into as of the date and year first above written.

“Borrower”

Federal Signal Corporation

By	/s/ David Janek

Name: David Janek
Title: VP and Treasurer

By	/s/ Ronald E. Dolatowski

Name: Ronald E. Dolatowski
Title: Asst Treasurer
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

“Guarantors”

E-One, Inc. (f/k/a Emergency One, Inc.)
Vactor Manufacturing, Inc.
Elgin Sweeper Company
Dayton Progress Corporation
P.C.S. Company
Federal APD Incorporated.
FS Depot, Inc.
E-One New York, Inc.
Federal Sign and Signal, Inc.
Dayton Progress International
Corporation
Guzzler Manufacturing, Inc.
Emergency Vehicle Solutions of
Southern California
Federal Merger Corporation
Federal Signal Credit Corporation
Fs Holding, Inc.
Victor products Usa, Incorporated
Jamestown Precision Tooling, Inc.
Jetstream of Houston, Inc.
Jetstream of Houston, LLP
Pauluhn Electric Mfg. Co. Inc.
Pauluhn Electric Manufacturing, LLP
Athey Product, Inc.
Federal Sign,Inc.
Emergency One, Inc.

By	/s/ David Janek

Name: David Janek
Title: VP and Treasurer
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

     Accepted and agreed to.

Bank of Montreal, as Agent and L/C Issuer

By	/s/ Danjuma G. Gibson

Name: Danjuma G. Gibson
Title: Vice President

Harris N.A., as an L/C Issuer with respect to the Existing Letters of Credit only

By	/s/ Danjuma G. Gibson

Name: Danjuma G. Gibson
Title: Vice President

BMO Capital Markets Financing, Inc., in its individual capacity as a Bank and as Swing Line Lender

By	/s/ Danjuma G. Gibson

Name: Danjuma G. Gibson
Title: Vice President

Bank of America, N.A., in its individual capacity as a Bank and as Documentation Agent

By	/s/ Jeffrey A. Armitage

Name: Jeffrey A. Armitage
Title: SVP
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

The Bank of Tokyo — Mitsubishi UFJ, Ltd.

By	/s/ Victor Pierzchalski

Name: Victor Pierzchalski
Title: Vice President & Manager
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

THE NORTHERN TRUST COMPANY

By:	/s/ Michael Kingsley

Name: Michael Kingsley
Title: Vice President
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

The Bank of Tokyo- Mitsubishi UFJ, Ltd., Chicago Branch f/k/a The Bank of Tokyo— Mitsubishi, Ltd.

By

Name:
Title:

The Northern Trust Company

By

Name:
Title:

Nordea Bank Finland, Plc

By	/s/ Henrik M. Steffensen

Name: Henrik M. Steffensen
Title: Senior Vice President

By	/s/ Gerald E. Chelius, Jr.

Name: Gerald E. Chelius, Jr.
Title: SVP Credit

LaSalle Bank National Association

By	/s/ Jeffrey A. Armitage

Name: Jeffrey A. Armitage
Title: SVP
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

National city Bank, in its individual capacity as a Bank and as Syndication Agent

By	/s/ Jon R. Hinard

Name: Jon R. Hinard
Title: Senior Vice President

Credit Suisse, Cayman Islands Branch

By	/s/ Mikhail Faybusovich

Name: Mikhail Faybusovich
Title: Vice President

By	/s/ Laurence Lapeyr

Name: Laurence Lapeyr
Title: Associate

Charter One Bank, N.A.

By

Name:
Title:

Associated Bank, N.A.

By	/s/ Brett T. Rausch

Name: Brett T. Rausch
Title: Vice President

HSBC BANK USA, N.A.,

By	/s/ Molly Drennan

Name: Molly Drennan
Title: Vice President
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement

RBS Citizens, N.A., as successor to Charter One Bank,N.A

By	/s/ R. Michael Newton

Name: R. Michael Newton
Title: Senior Vice President
Federal Signal Corporation
Signature Page to Second Amendment and Waiver to the Second
Amended and Restated Credit Agreement